AQUADUCT TEST PERIOD AGREEMENT

This agreement is dated for reference this 17th day of February, 2005;

BETWEEN:

S2C GLOBAL INC. with offices located
at 1188 West Georgia Street, Suite 1650,
Vancouver, B.C.,V6E 4A2

(the "MANUFACTURER")

OF THE FIRST PART

AND

IGA BROOKS with a retail location
at 6145 Hwy.,38, Box 119 Verona, ON.
K0H 2W0

(THE RETAILER)

OF THE SECOND PART

RECITALS

A. **WHEREAS** the Manufacturer has developed a unique and proprietary system for the distribution of bulk food items and more specifically 18L prepackaged bottled water herein referred to as the "Aquaduct";
B. **WHEREAS** the retailer owns and operates a retail food distribution outlet including 18L prepackaged bottled water;
C. **WHEREAS** the parties desire to test the Aquaduct at the retailers Verona, Ontario, IGA Grocery store location (the "location");

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties covenant and agree as follows:

1. All parties accept and agree that any and all proprietary rights of said machine are the sole rights of THE MANUFACTURER and THE RETAILER agrees to keep confidential any and all information and/or unique properties and capacities of said machine until such time as THE MANUFACTURER deems appropriate to disclose such information.

2. The test trial period will run for a total period of no less than 30 days (the "trial period") starting March 1st , 2005 through to and including March 31st,2005 after which the trial period may be extended for an additional period of time subject to mutual consent by the parties.

3. The Manufacturer represents and warrants that it will:

   a. Install the Aquaduct in a mutually agreed upon accessible exterior location on THE RETAILER'S property for the purpose of selling 18 liter bottled water to customers.
   b. Assume all related cost of said installation and technical requirements for the proper functioning of unit.
   c. Assure that all required servicing during the test period of unit is done in a prompt and proper manner.
   d. Supply the unit with 18 liter bottled water and assure a continued supply for retail for the duration of this test.
   e. Take responsibility for all returned bottles from test.
   f. Will pay the retailer a set up fee of $500.00;
   g. Will pay THE RETAILER a commission of $0.75 per bottled sold throughout the test period;
   h. Will not hold THE RETAILER responsible for damage done during the period of this test, however the Retailer will make best efforts to protect the Aquaduct from Vandalism or preventable damage as he would his own property located on the site;
   i. Retain in force a valid insurance for any possible liability claims related to the Aquaduct.

4. The Retailer represents and warrants that it will:
   a. Provide a convenient and accessible location for the Aquaduct on its premises for the duration of this test period;
   b. Allow THE MANUFACTURER access to all technical equipment necessary to hook up and run the Aquaduct. This includes an electrical source with ongoing capacity of 220 volts, and other needs as may be requested at the time of installation;
   c. Cooperate in allowing THE MANUFACTURER to properly and freely conduct a true market test of the Aquaduct for the period of this test. This includes but is not limited to;
      i. removing and not sell except through the Aquaduct all other supplies of 18 liter bottles water from store,
      ii. promote the Aquaduct to customers as a new convenience for purchasing 18 liter bottled water,
      iii. allow THE MANUFACTURER to place on premises promotional material to promote, educate and advertise the Aquaduct and its function.
   d. continued access to the unit for customers, this may include but is not limited to snow removal;

e. Report immediately to THE MANUFACTURER during the test period any possible problems, technical or other, damages or potential dangers to customers so to allow for a prompt and effective attention to the matter;
f. Carries and retains commercially acceptable insurance for a like and similar business as operated by the Retailer;

This agreement is understood and agreed upon by both parties the date first mentioned herein and is signed by authorized officers represent both parties.

Signed for S2C Global

Signed for IGA Brooks